Exhibit 99.1

FOR IMMEDIATE RELEASE
May 2, 2017

Owens & Minor Reports 1st Quarter 2017 Financial Results and
Announces Acquisition

•	Owens & Minor signs definitive purchase agreement to acquire Byram Healthcare

•	Consolidated quarterly revenues were $2.33 billion vs. $2.46 billion a year ago

•	Operating earnings were $35.5 million; non-GAAP adjusted operating earnings were $45.4 million

•	EPS for the quarter was $0.31, while non-GAAP adjusted EPS was $0.41

Richmond, Va. - BUSINESS WIRE - May 2, 2017 - Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the first quarter ended March 31, 2017, including consolidated revenues of $2.33 billion, representing a decrease of 5.2%, when compared to revenues of $2.46 billion in the first quarter of 2016. Quarterly net income was $18.8 million, or $0.31 per share, compared to $0.39 for the first quarter last year. Adjusted net income (non-GAAP) was $24.8 million, or $0.41 per share, compared to $0.50 per share in last year’s first quarter. The decrease in earnings resulted primarily from the previously discussed transition of a significant customer in 2016, as well as operating challenges associated with onboarding a large Proprietary Products customer and ongoing margin pressure in our Domestic distribution business. A reconciliation of reported results to adjusted (non-GAAP) measures is included below.

Consolidated operating earnings for the first quarter of 2017 were $35.5 million, or 1.53% of revenues, compared to $45.0 million in last year’s first quarter. Adjusted consolidated operating earnings (non-GAAP) for the first quarter were $45.4 million, or 1.95% of revenues, compared to $55.5 million for the same period last year.

“Despite underperformance in certain areas of our business, overall results were in line with our expectations,” said P. Cody Phipps, president & chief executive officer of Owens & Minor. “We remain focused on taking actions to improve our operating performance and moving quickly to execute our strategy to reposition Owens & Minor for sustained profitable growth.”

The company also announced that it has signed a definitive purchase agreement to acquire Byram Healthcare, a leading national distributor of direct-to-patient medical supplies. The acquisition of Byram will enable Owens & Minor to accelerate its strategic plan to expand its services along the continuum of care. Owens & Minor does not expect the transaction to be meaningfully accretive to earnings in 2017, but it does anticipate modest accretion to earnings in 2018. (See the transaction press release issued by Owens & Minor on May 2, 2017.)

Segment Results
As mentioned at its recent Investor Day event, Owens & Minor has renamed its Clinical & Procedural Solutions (CPS) segment as the Proprietary Products Segment, which encompasses its CPS business segment, as well as Global Sourcing. Segment financial results are shown in the financial tables included with this release. Segment results include:

•	Domestic Segment quarterly revenues were $2.19 billion compared to $2.32 billion a year ago; operating earnings were $37.3 million compared to $41.7 million for the same period last year.

•	International Segment quarterly revenues were $95.0 million compared to $83.6 million last year; operating earnings were $0.7 million compared to $1.1 million in last year’s first quarter.

•	Proprietary Products Segment quarterly revenues were $137 million compared to $141 million in the prior year quarter; operating earnings were $8.1 million versus $13.3 million last year.

Financial Guidance and Outlook

Owens & Minor is affirming its guidance for 2017 earnings on an adjusted basis (non-GAAP) in a range of $1.75 to $1.85 per share. For 2018, the company is affirming guidance of $2.05 to $2.20 per share on an adjusted basis (non-GAAP). The company believes that its strategic plan and associated investments will enable Owens & Minor to achieve its stated long-term goal of high single-digit growth rates in subsequent years.

Although the company does provide guidance for adjusted earnings per share (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP.  Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for the company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance is provided.

The outlook is based on certain assumptions that are subject to the risk factors discussed in the company’s filings with the Securities & Exchange Commission.

Upcoming Investor Events
Owens & Minor is scheduled to participate in a number of investor conferences in the second quarter of 2017; webcasts of formal presentations will be posted on the company’s corporate website:

•	Annual Shareholders Meeting; May 5 in Richmond, Virginia, at 9:00 a.m. EDT

•	Bank of America Merrill Lynch 2017 Healthcare Conference; May 17

•	2017 UBS Global Healthcare Conference; May 22

•	Goldman Sachs 2017 Global Healthcare Conference; June 13

Investors Conference Call & Supplemental Material
Conference Call: Owens & Minor will conduct a conference call for investors on Wednesday, May 3, 2017, at 8:30 a.m. EDT. The access code for the conference call, international dial-in and replay is #9037916. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. Replay: A replay of the call will be available for one week by dialing 855-859-2056. Webcast: A listen-only webcast of the call, along with supplemental information, will be available on www.owens-minor.com under “Investor Relations.”

Safe Harbor Statement
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, including financial guidance for 2017 and 2018 and growth rates in subsequent years. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to our annual report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission ("SEC") and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause our actual results to differ materially from our current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, we can give no assurances that any forward-looking statements will, in fact, transpire and, therefore, caution investors not to place undue reliance on them. We specifically disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Owens & Minor uses its Web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

Included with the press release financial tables are reconciliations of the differences between the non-GAAP financial measures presented in this news release, which exclude acquisition-related and exit and realignment charges, and their most directly comparable GAAP financial measures.

About Owens & Minor, Inc.

Owens & Minor, Inc. (NYSE: OMI) is a global healthcare services company dedicated to Connecting the World of Medical Products to the Point of CareSM by providing vital supply chain services to healthcare providers and manufacturers of healthcare products. Owens & Minor provides logistics services across the spectrum of medical products from disposable medical supplies to devices and implants. With logistics platforms strategically located in the United States and Europe, Owens & Minor serves markets where three quarters of global healthcare spending occurs. Owens & Minor’s customers span the healthcare market from independent hospitals to large integrated healthcare networks, as well as group purchasing organizations, healthcare products manufacturers, and the federal government. A FORTUNE 500 company, Owens & Minor is headquartered in Richmond, Virginia, and has annualized revenues exceeding $9 billion. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACTS:
Truitt Allcott, Director, Investor & Media Relations, 804-723-7555, truitt.allcott@owens-minor.com
Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, chuck.graves@owens-minor.com

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Net revenue	$2,328,573	$2,455,793
Cost of goods sold	2,047,393	2,159,157
Gross margin	281,180	296,636
Distribution, selling and administrative expenses	237,693	242,725
Acquisition-related and exit and realignment charges	8,942	10,483
Other operating income, net	(972)	(1,542)
Operating earnings	35,517	44,970
Interest expense, net	6,744	6,790
Income before income taxes	28,773	38,180
Income tax provision	9,988	14,045
Net income	$18,785	$24,135

Net income per common share:
Basic	$0.31	$0.39
Diluted	$0.31	$0.39

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	March 31, 2017	December 31, 2016

Assets
Current assets
Cash and cash equivalents	$127,167	$185,488
Accounts receivable, net	605,249	606,084
Merchandise inventories	949,346	916,311
Other current assets	261,232	254,156
Total current assets	1,942,994	1,962,039
Property and equipment, net	195,312	191,718
Goodwill, net	416,697	414,936
Intangible assets, net	80,736	82,511
Other assets, net	64,810	66,548
Total assets	$2,700,549	$2,717,752
Liabilities and equity
Current liabilities
Accounts payable	$745,165	$750,750
Accrued payroll and related liabilities	28,625	45,051
Other current liabilities	233,905	238,837
Total current liabilities	1,007,695	1,034,638
Long-term debt, excluding current portion	564,145	564,583
Deferred income taxes	90,115	90,383
Other liabilities	68,637	68,110
Total liabilities	1,730,592	1,757,714
Total equity	969,957	960,038
Total liabilities and equity	$2,700,549	$2,717,752

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2017	2016

Operating activities:
Net income	$18,785	$24,135
Adjustments to reconcile net income to cash (used for) provided by operating activities:
Depreciation and amortization	12,558	14,218
Share-based compensation expense	2,511	2,603
Provision for losses on accounts receivable	(603)	115
Deferred income tax expense	(825)	6,907
Changes in operating assets and liabilities:
Accounts receivable	1,554	(26,815)
Merchandise inventories	(32,777)	15,178
Accounts payable	(7,341)	46,751
Net change in other assets and liabilities	(24,965)	(38,100)
Other, net	4,743	153
Cash (used for) provided by operating activities	(26,360)	45,145

Investing activities:
Additions to property and equipment	(10,146)	(5,283)
Additions to computer software and intangible assets	(4,622)	(1,777)
Proceeds from sale of property and equipment	315	4,599
Cash used for investing activities	(14,453)	(2,461)

Financing activities:
Change in bank overdraft	—	8,359
Cash dividends paid	(15,740)	(16,029)
Repurchases of common stock	—	(5,630)
Other, net	(2,759)	(3,016)
Cash used for financing activities	(18,499)	(16,316)

Effect of exchange rate changes on cash and cash equivalents	991	2,935

Net (decrease) increase in cash and cash equivalents	(58,321)	29,303
Cash and cash equivalents at beginning of period	185,488	161,020
Cash and cash equivalents at end of period	$127,167	$190,323

Owens & Minor, Inc.
Financial Statistics and GAAP/Non-GAAP Reconciliations (unaudited)
(dollars in thousands, except per share data)

	Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016

Consolidated operating results:
Net revenue	$2,328,573	$2,368,361	$2,415,601	$2,483,676	$2,455,793

Gross margin	$281,180	$294,980	$296,275	$299,420	$296,636
Gross margin as a percent of revenue	12.08%	12.46%	12.27%	12.06%	12.08%

Distribution, selling & administrative expenses	$237,693	$243,480	$241,305	$242,914	$242,725
Distribution, selling & administrative expenses as a percent of revenue	10.21%	10.28%	9.99%	9.78%	9.88%

Operating earnings, as reported (GAAP)	$35,517	$49,008	$53,568	$52,054	$44,970
Acquisition-related charges (1)	1,347	286	597	730	(399)
Exit and realignment charges (2)	7,595	4,415	2,142	6,022	10,882
Other (3)	922	—	—	—	—
Operating earnings, adjusted (Non-GAAP)	$45,381	$53,709	$56,307	$58,806	$55,453
Operating earnings as a percent of revenue (GAAP)	1.53%	2.07%	2.22%	2.10%	1.83%
Operating earnings as a percent of revenue, adjusted (Non-GAAP)	1.95%	2.27%	2.33%	2.37%	2.26%
			.
Net income, as reported (GAAP)	$18,785	$27,105	$29,831	$27,716	$24,135
Acquisition-related charges(1)	1,347	286	597	730	(399)
Income tax expense (benefit) (4)	(450)	67	(221)	(164)	152
Exit and realignment charges (2)	7,595	4,415	2,142	6,022	10,882
Income tax expense (benefit) (4)	(3,055)	(289)	(794)	(2,081)	(3,506)
Other (3)	922	—	—	—	—
Income tax expense (benefit) (4)	(354)	—	—	—	—
Net income, adjusted (Non-GAAP)	$24,790	$31,584	$31,555	$32,223	$31,264

Net income per share, as reported (GAAP)	$0.31	$0.45	$0.48	$0.45	$0.39
Acquisition-related charges, after-tax (1)	0.01	—	0.01	0.01	—
Exit and realignment charges, after-tax (2)	0.08	0.07	0.02	0.06	0.11
Other, after-tax (3)	0.01	—	—	—	—
Net income per share, adjusted (Non-GAAP)	$0.41	$0.52	$0.51	$0.52	$0.50

Financing:
Cash and cash equivalents	$127,167	$185,488	$213,096	$138,951	$190,323
Total interest-bearing debt	$568,565	$569,387	$570,263	$571,143	$572,318

Stock information:
Cash dividends per common share	$0.2575	$0.255	$0.255	$0.255	$0.255
Stock price at quarter-end	$34.60	$35.29	$34.73	$37.38	$40.42

Owens & Minor, Inc.
Financial Statistics and GAAP/Non-GAAP Reconciliations (unaudited)

The following items in the current quarter have been excluded in our non-GAAP financial measures:
(1) Acquisition-related charges, pre-tax, were $1.3 million and $(0.4) million in the first quarter of 2017 and 2016. Current year charges were primarily transaction costs associated with the pending acquisition of Byram Healthcare. The prior year amount related to the gain on the sale of property acquired with the Medical Action acquisition.
(2) Exit and realignment charges, pre-tax, were $7.6 million and $10.9 million in the first quarter of 2017 and 2016. Amounts in 2017 were associated with the write-down of information system assets which are no longer used and severance charges from reduction in force and other employee costs associated with the establishment of our new client engagement center. Charges in the first quarter of 2016 primarily included costs associated with our voluntary employee separation program and other severance charges.
(3) Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy.
(4)These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2017		2016
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Domestic	$2,193,960	94.22%	$2,321,708	94.54%
International	94,995	4.08%	83,551	3.40%
Proprietary Products	137,153	5.89%	141,353	5.76%
Total segment net revenue	2,426,108		2,546,612
Inter-segment revenue
Proprietary Products	(97,535)	(4.19)%	(90,819)	(3.70)%
Total inter-segment revenue	(97,535)		(90,819)
Consolidated net revenue	$2,328,573	100.00%	$2,455,793	100.00%

		% of segment		% of segment
Operating earnings (loss):		net revenue		net revenue
Domestic	$37,295	1.70%	$41,718	1.80%
International	656	0.69%	1,128	1.35%
Proprietary Products	8,128	5.93%	13,271	9.39%
Inter-segment eliminations	(698)		(664)
Acquisition-related and exit and realignment charges	(8,942)		(10,483)
Other (1)	(922)		—
Consolidated operating earnings	$35,517	1.53%	$44,970	1.83%

Depreciation and amortization:
Domestic	$6,860		$7,542
International	3,804		4,450
Proprietary Products	1,894		2,226
Consolidated depreciation and amortization	$12,558		$14,218

Capital expenditures:
Domestic	$8,818		$4,543
International	5,022		1,970
Proprietary Products	928		547
Consolidated capital expenditures	$14,768		$7,060

	March 31, 2017		December 31, 2016
Total assets:
Domestic	$1,830,369		$1,778,481
International	359,614		352,898
Proprietary Products	383,399		400,885
Segment assets	2,573,382		2,532,264
Cash and cash equivalents	127,167		185,488
Consolidated total assets	$2,700,549		$2,717,752
(1) Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy.

Owens & Minor, Inc.
Net Income Per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Numerator:
Net income	$18,785	$24,135
Less: income allocated to unvested restricted shares	(239)	(276)
Net income attributable to common shareholders - basic	18,546	23,859
Add: undistributed income attributable to unvested restricted shares -basic	23	57
Less: undistributed income attributable to unvested restricted shares -diluted	(23)	(57)
Net income attributable to common shareholders - diluted	$18,546	$23,859
Denominator:
Weighted average shares outstanding - basic and diluted	60,013	61,696

Net income per share attributable to common shareholders:
Basic	$0.31	$0.39
Diluted	$0.31	$0.39